Back to 10-Q	Exhibit 10.11

MEDICARE ADVANTAGE HEALTH PLAN AGREEMENT
Between
Georgia Department of Community Health and WellCare of Georgia, Inc.

Amendment Number Two

This AMENDMENT (“Amendment”) is made and entered into as the 1st day of August, 2012 (the Effective Date) by and between the Georgia Department of Community Health (“DCH” or “the State”) and WellCare of Georgia, Inc., (“MA Health Plan”). MA Health Plan and DCH collectively are referred to herein as the “Parties”, and each individually as a “Party”.

WHEREAS, MA Health Plan and DCH previously entered into a Medicaid Advantage Health Plan Agreement effective January 1, 2013, (the “Agreement”), pursuant to which the Parties agreed to an arrangement regarding the provision of benefits by Health Plan’s Dual-Eligible Medicare Advantage Special Needs Plan(s) ("SNP"(s)) within Georgia;

WHEREAS, MA Health Plan and DCH desire to amend the Agreement to change certain provisions, including Definitions, MA Health Plan’s Obligations, State Obligations and the inclusion of Exhibit 3 to outline Medicaid Covered Services;

NOW THEREFORE, in consideration of the terms and conditions set forth in this Agreement, the undersigned Parties agree as follows:

1.	Section 1. DEFINITIONS shall be amended as follows:

“1.2    Dual Eligible. means a Medicare managed care recipient who is also eligible for Medicaid, and for whom the State has a responsibility for payment of Cost Sharing Obligations under the Georgia State Plan. For purposes of this Agreement, Dual Eligibles are limited to the following categories of recipients: QMB Only, QMB Plus, SLMB Plus and FBDE.”

“1.2.3    Full Benefit Dual Eligible (FBDE). Means an individual who is eligible for all Medicaid benefits under the State Medicaid Plan because the individuals falls within a federal mandatory coverage group or an optional coverage group (such as medically needy) but who does not meet the income or resource criteria for QMB or SLMB. Under the State Medicaid plan, FBDEs are eligible for some financial assistance from the Agency in connection with Medicare Part A premiums, and in some cases Medicaid Part B premiums. Medicare Cost-Sharing Obligations may effectively be covered by state Medicaid benefit, but certain conditions must be met, including 1) the service is also covered under Medicaid, 2) the provider is also a Medicaid provider, and 3) the Medicaid fee schedule amount is greater than the Medicare amount paid.”

2.	Section 2. MA HEALTH PLAN’S OBLIGATIONS shall be amended as follows:

“2.3    Coordination of Health Care Services. MA Health Plan will provide the Dual Eligible Special Needs Plan benefits to all Dual Eligible MA Health Plan enrollees who are qualified to receive such services under the terms of the MA Agreement. Under this Agreement, MA Health Plan shall retain responsibility for providing or arranging for benefits to be provided for individuals entitled to receive medical assistance under Title XIX which are Medicare covered benefits and any supplemental benefits as filed by MA Health Plan and approved by CMS. Health Plan will coordinate access to Medicaid covered services. Such coordination may include identification and referrals to needed services, assistance in care planning, and assistance in obtaining appointments for needed services.”

“2.6.1    Identification of Enrolled Providers. The MA Health plan shall submit a query through the MMIS system using the provider search tool to identify enrolled providers. The MA Health Plan shall electronically transmit provider participation filed to DCH upon request. The MA Health Plan shall include in its initial provider participation file submission to DCH all network providers contracted by the MA Health Plan to service its members who are dual eligible. Any subsequent provider participation file submission to DCH shall be limited to additions or deletions from the preceding submission.”

3.	Section 3. STATE OBLIGATIONS shall be amended as follows:

“3.2.1	Medicaid Services. Medicaid services can be found at the websites listed below. These services are also outlined in Exhibit 3.

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Back to 10-Q	Exhibit 10.11

Services covered by Georgia Medicaid are listed in detail on the Medicaid Benefits page at http://dch.georgia.gov/vgn/images/portal/cit_1210/25/16/129300432CoveredServices.pdf and
The Understanding Medicaid Brochure, pages 19 and 20, at https://www.mmis.georgia.gov/portal/Portals/0/StaticContent/Public/ALL/MEMBER%20NOTICES/UnderstandingMedicaid%2013-02-2012%20212444.pdf provides information on Medicaid benefits for adults.”

The terms of this Amendment, including Exhibit No. 3, are incorporated by reference into the Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered Amendment No. 2 to the Agreement on the Effective Date.

GEORGIA DEPARTMENT OF COMMUNITY HEALTH    WELLCARE OF GEORGIA, INC.,
MA HEALTH PLAN
BY: /s/ David A. Cook
BY:/s/ David McNichols
PRINTED NAME: David A. Cook
PRINTED NAME: David McNichols
TITLE: COMMISSIONER
TITLE: PRESIDENT
DATE: 8/7/12
DATE: August 14, 2012

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Back to 10-Q	Exhibit 10.11

EXHIBIT NO. 3
LIST OF MEDICAID COVERED BENEFITS FOR ELIGIBLES OVER THE AGE OF 21
(Benefits for Eligibles under 21 include EPDST benefits)

SERVICES COVERED BY GEORGIA DEPARTMENT OF COMMUNITY HEALTH (“DCH”)
The following are the major services covered by Georgia’s Medicaid Program, if the services are not covered by Medicare or other insurance and if the Georgia Medicaid Program’s specific requirements are met for the service. DCH retains responsibility of Medicaid Covered Benefits. The Medicare Advantage (“MA”) Health Plan helps to coordinate these benefits:

•	Prescriptions that are not covered by Part D but that are covered under the Medicaid Plan

•	Doctor Visits

•	Inpatient and Outpatient Hospital Services

•	Diagnostic Tests including Labs and X-rays

•	Home Health Services

•	Hospice Care

•	Durable Medical Equipment, Prosthetics, and Supplies

•	Emergency Transportation (Medically Necessary)

•	Non-emergency Transportation

•	Emergency Dental (Adults)

•	Hearing Services (Limited to EPSDT)

•	Limited Vision

•	EPDST

•	Waivered Services

•	Transplants (Health and lung are limited to EPDST)

•	Nursing Facility

•	ICF-MR

•	Pregnancy-Related Services

•	Targeted Case Management

•	Outpatient Mental Health Clinic Services

•	Colorectal Screening (Medicare age 50 and older)

•	Bone Mass Measurements

•	Cardiac and Pulmonary Rehabilitation

•	Diabetic Supplies and Programs

•	Immunizations

•	Mammograms (Women with Medicare age 40 and older)

•	Pap Smears and Pelvic Exams (Women with Medicare)

•	Prostate Cancer Screening (Men age 50 and older)

•	Kidney Disease and Conditions

•	Private Duty Nursing (Limited to EPDST)

•	Swing Bed Services

•	Rural Health Clinic Services

•	Federal Qualified Health Center Services

•	Family Planning Services

•	Health/Wellness Education

•	Urgently Needed Care

•	Outpatient Rehabilitation Services (EPSDT under a written service plan) or the Mental Health Rehabilitation Option

•	Outpatient substance Abuse (Under a written service plan)

•	Podiatry (Limited)

•	Services covered by Georgia Medicaid are listed in detail on the Medicaid Benefits page at http://dch.georgia.gov/vgn/images/portalcit 1210/25/16/129300532CoveredServices.pdf

•
The Understanding Medicaid Brochure, pages 19 and 20, at https://www.mmis.georgia.gov/portal/Portals/0/StaticContent/Public/ALL/MEMBER%20NOTICES/UnderstandingMedicaid%2013-02-2012%20212444.pdf provides information on Medicaid benefits for adults

In addition, the MA Health Plan remains responsible for any Medicare covered benefits filed in their annual bids and any supplemental benefits approved by CMS through the approval process.

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